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                                                              EXHIBIT 23.1

                           ACCOUNTANTS' CONSENT

The Board of Directors Cytec Industries Inc.:

We consent to the use of our reports incorporated herein by reference pertaining to the consolidated financial statements and schedules of Cytec Industries Inc. and subsidiaries and to the reference to our firm under the heading "Experts" in the prospectus.

                                             /s/ KPMG Peat Marwick
                                                          LLP

                                           KPMG Peat Marwick LLP

Short Hills, New Jersey April 7, 1997